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                                                                    EXHIBIT 4.10

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                         PLEDGE AND SECURITY AGREEMENT


                            dated as of March 2, 1999


                                     between


                              MAGMA POWER COMPANY,
                                   as Pledgor


                                       and


                     CHASE MANHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION,
                               as Collateral Agent



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                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----

ARTICLE 1 DEFINED TERMS; PRINCIPLES OF CONSTRUCTION
    Section 1.1    Defined Terms.........................................1

ARTICLE 2 PLEDGE
    Section 2.1    Pledged Collateral....................................2
    Section 2.2    Delivery of Stock Collateral..........................3
    Section 2.3    Pledgor's Rights......................................3
    Section 2.4    Secured Parties Not Liable............................5
    Section 2.5    Attorney-in-Fact......................................5
    Section 2.6    Collateral Agent May Perform..........................6
    Section 2.7    Reasonable Care.......................................6
    Section 2.8    Security Interest Absolute............................6

ARTICLE 3 REPRESENTATIONS AND WARRANTIES
    Section 3.1    Pledged Shares........................................7
    Section 3.2    Ownership of Pledged Collateral.......................7
    Section 3.3    Nature of Security Interest...........................7
    Section 3.4    Consents, etc.........................................7
    Section 3.5    Chief Executive Office................................7

ARTICLE 4 COVENANTS
    Section 4.1    Sale of Pledged Collateral............................8
    Section 4.2    No Other Liens........................................8
    Section 4.3    Issuance of Shares....................................8
    Section 4.4    Chief Executive Office................................8
    Section 4.5    Supplements; Further Assurances, etc..................9
    Section 4.6    Stock Certificates....................................9
    Section 4.7    Records; Statements and Schedules.....................9
    Section 4.8    Bankruptcy............................................9

ARTICLE 5 EXERCISE OF REMEDIES UPON AN EVENT OF DEFAULT
    Section 5.1    Remedies Generally...................................10
    Section 5.2    Sale of Pledged Collateral...........................10
    Section 5.3    Purchase of Pledged Collateral.......................11
    Section 5.4    Application of Proceeds..............................11
    Section 5.5    Expenses.............................................12

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                                                                        Page
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ARTICLE 6 MISCELLANEOUS PROVISIONS
    Section 6.1    Notices..............................................12
    Section 6.2    Continuing Security Interest.........................12
    Section 6.3    Release..............................................12
    Section 6.4    Reinstatement........................................13
    Section 6.5    Independent Security.................................13
    Section 6.6    Amendments...........................................13
    Section 6.7    Successors and Assigns...............................14
    Section 6.8    Third Party Beneficiaries............................14
    Section 6.9    Survival.............................................14
    Section 6.10   No Waiver; Remedies Cumulative.......................14
    Section 6.11   Counterparts.........................................14
    Section 6.12   Headings Descriptive.................................15
    Section 6.13   Severability.........................................15
    Section 6.14   Governing Law; Submission to Jurisdiction
                   and Venue; Waiver of Jury Trial......................15
    Section 6.15   Entire Agreement.....................................16
    Section 6.16   Non-Recourse.........................................16


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                          PLEDGE AND SECURITY AGREEMENT

         This PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of March 2, 1999, is made by Magma Power Company, a Nevada corporation ("Pledgor"), to Chase Manhattan Bank and Trust Company, National Association, as Collateral Agent (together with its successors in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Indenture referred to below) under the Collateral Agency and Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement"), among CE Generation, LLC, ("CE Generation"), the Assignors (as defined in the Indenture referred to below), the Collateral Agent, Chase Manhattan Bank and Trust Company, National Association, as trustee (together with its successors in such capacity, the "Trustee") and as depositary bank (together with its successors in such capacity, the "Depositary Bank"), and the other Secured Parties.

                              W I T N E S S E T H :

         WHEREAS, CE Generation is issuing $400,000,000 in principal amount of its 7.416% Senior Secured Bonds Due December 15, 2018 (the "Initial Securities") pursuant to the Indenture, dated as of the date hereof (the "Indenture"), between CE Generation and the Trustee;

         WHEREAS, Pledgor owns ninety-nine percent (99%) of the outstanding capital stock of Salton Sea Power Company (the "Pledged Company");

         WHEREAS, it is a condition precedent to the issuance of the Securities under the Indenture that Pledgor execute and deliver this Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned hereby agree as follows:

                                    ARTICLE 1
                    DEFINED TERMS; PRINCIPLES OF CONSTRUCTION

         Section 1.1 Defined Terms. Unless otherwise defined herein, terms defined in the Indenture shall have such defined meanings when used herein.


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                                    ARTICLE 2
                                     PLEDGE

         Section 2.1 Pledged Collateral. (a) As collateral security for the prompt and complete payment and performance when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (Section) 362(a)), of all of the Secured Obligations, whether now existing or hereafter arising and howsoever evidenced, Pledgor hereby pledges, grants, assigns, hypothecates, transfers and delivers to the Collateral Agent, for its benefit and the benefit of the other Secured Parties, a first priority security interest in the following, whether now existing or hereafter from time to time acquired (collectively, the "Pledged Collateral"):

               (i) all of Pledgor's right, title and interest in and to all shares (the "Pledged Shares") of capital stock described in Schedule I hereto and the certificates, if any, representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

               (ii) all additional shares (the "Additional Shares") of capital stock of any issuer of any Pledged Shares from time to time acquired by Pledgor in any manner (including, without limitation, any shares of preferred stock issued by any such issuer) and the certificates, if any, representing such additional shares), and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares (the certificates representing the shares referred to in clause (i) above and this clause (ii), the "Stock Collateral");

               (iii) all other rights appurtenant to the property described in clauses (i) and (ii) above (including, without limitation, voting rights, to the extent provided in Section 2.3(b)); and

               (vi) all proceeds of any and all of the foregoing, and in addition, all dividends, distributions, cash, instruments and other property or proceeds, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.


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            (b) As used herein, the term "proceeds" shall be construed in its broadest sense and shall include whatever is received or receivable when any of the Stock Collateral, or any proceeds thereof, is sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily, and shall include, without limitation, all rights to payment, including interest and premiums, with respect to any of the Stock Collateral or any proceeds thereof.

            (c) Notwithstanding the foregoing, monies distributed from the Distribution Suspense Account in accordance with the requirements of the Depositary Agreement shall be released from the security interests created hereunder and shall not constitute Pledged Collateral.

         Section 2.2 Delivery of Stock Collateral. All certificates or instruments representing or evidencing the Stock Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time in its discretion and without notice to Pledgor to transfer to or to register in its name or in the name of any of its nominees any or all of the Stock Collateral. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Stock Collateral for certificates or instruments of smaller or larger denominations.

         Section 2.3 Pledgor's Rights.

            (a) Distributions. Unless an Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive and retain any and all distributions paid in respect of the Stock Collateral in compliance with the terms of the other Financing Documents; provided, however, that any and all

               (i) distributions paid or payable in respect of any Stock Collateral (whether paid in cash, securities or other property) in connection with (A) any partial or total liquidation or dissolution of the Pledged Company, (B) any distribution of capital of the Pledged Company, (C) any recapitalization or reclassification of the capital of the Pledged Company or (D) any reorganization of the Pledged Company, and

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               (ii) all property (whether cash, securities or other property)
         paid, payable or otherwise distributed in redemption of, or in exchange for, the property described in clause (i) immediately above,

shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Stock Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of Pledgor, be forthwith delivered to the Collateral Agent as Stock Collateral in the same form as so received (with any necessary endorsement) and, if elected by Pledgor, applied to the payment of the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to receive the distributions which it would otherwise be authorized to receive and retain pursuant to the preceding sentence shall cease, and all such rights shall thereupon become vested in the Collateral Agent which shall thereupon have the sole right to receive and hold as Stock Collateral such distributions.

            (b) Other Rights. Unless an Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise all voting and other rights with respect to the Stock Collateral; provided, however, that no vote shall be cast, right exercised or other action taken which could materially impair the Stock Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement or any other Financing Document. Upon the occurrence and during the continuance of an Event of Default, all voting and other rights of Pledgor with respect to the Stock Collateral which Pledgor would otherwise be entitled to exercise pursuant to the terms of this Agreement shall cease, and all such rights shall be vested in the Collateral Agent which shall thereupon have the sole right to exercise such rights.

            (c) Turnover. All distributions and other amounts which are received by Pledgor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Collateral Agent as Stock Collateral in the same form as so received (with any necessary endorsement).

            (d) Proxies, etc. Pledgor shall, if necessary to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to clause (b) above and to receive all dividends and distributions which it may be entitled to receive under clause (a) above, execute and deliver to the Collateral Agent, from time to time and upon written notice of the Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Collateral

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Agent may reasonably request. The foregoing shall not in any way limit the
Collateral Agent's power and authority granted pursuant to Section 2.5.

         Section 2.4 Secured Parties Not Liable. None of the Collateral Agent, any other Secured Party or any of their respective directors, officers, employees or agents shall have any obligations or liability under or with respect to any Pledged Collateral by reason of or arising out of this Agreement, except as set forth in Section 9-207 of the Uniform Commercial Code as in effect from time to time in the State of New York, or the receipt by the Collateral Agent of any payment relating to any Pledged Collateral, nor shall any of the Collateral Agent, any other Secured Party or any of their respective directors, officers, employees or agents be obligated in any manner to (a) perform any of the obligations of Pledgor under or pursuant to any agreement to which Pledgor is a party, (b) make any payment or to inquire as to the nature or sufficiency of any payment or performance with respect to any Pledged Collateral, (c) present or file any claim or collect the payment of any amounts or take any action to enforce any performance with respect to the Pledged Collateral or (d) take any other action whatsoever with respect to the Pledged Collateral.

         Section 2.5 Attorney-in-Fact. (a) Pledgor hereby appoints the Collateral Agent, on behalf of the Secured Parties, or any Person, officer or agent whom the Collateral Agent may designate, as their true and lawful attorney-in-fact and proxy, with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in its own name, at Pledgor's cost and expense, from time to time upon the occurrence and during the continuance of an Event of Default in the Collateral Agent's reasonable discretion to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to enforce its rights under this Agreement, including, without limitation, authority to receive, endorse and collect all instruments made payable to Pledgor representing any distribution, interest payment or other payment in respect of the Pledged Collateral or any part thereof to be paid over to the Collateral Agent pursuant to Section 2.3(c) and to give full discharge for the same, and to vote or grant any consent in respect of the Pledged Shares authorized by Section 2.3(b).

            (b) Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof, in each case pursuant to the powers granted hereunder. Pledgor hereby acknowledges and agrees that the Collateral Agent shall have no fiduciary duties to Pledgor and Pledgor hereby waives any claims or rights of a beneficiary of a fiduciary relationship hereunder.

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         Section 2.6 Collateral Agent May Perform. If Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by Pledgor under Section 5.5; provided that if a bankruptcy, insolvency or similar event shall have occurred with respect to Pledgor, the notice described in this Section 2.6 shall not be required and shall be deemed to have been delivered upon the failure of Pledgor to perform such agreement.

         Section 2.7 Reasonable Care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent accords its own property of the type of which the Pledged Collateral consists, it being understood that the Collateral Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

         Section 2.8 Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of any of the Financing Documents or any other agreement or instrument relating thereto (other than against the Collateral Agent);

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Financing Documents or any other agreement or instrument relating thereto;

                  (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations; or

                  (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor.

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                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         Pledgor represents and warrants, as of the date of this Agreement and the Closing Date, as follows, which representations and warranties shall survive the execution and delivery of this Agreement and the making and repayment of the Secured Obligations:

         Section 3.1 Pledged Shares. The Pledged Shares (a) have been duly authorized and validly issued, (b) are fully paid and non-assessable and (c) constitute ninety-nine percent (99%) of the issued and outstanding shares of stock of the Pledged Company.

         Section 3.2 Ownership of Pledged Collateral. Pledgor is the sole legal and beneficial owners of the Pledged Shares, free and clear of any Lien other than the Lien created pursuant to this Agreement.

         Section 3.3 Nature of Security Interest. The pledge and grant of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral in favor of the Collateral Agent, acting on behalf of the Secured Parties, securing the payment of all of the Secured Obligations.

         Section 3.4 Consents, etc. No consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority is required either (i) for the pledge by Pledgor of the Collateral owned by Pledgor pursuant to this Agreement or for the due execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or of the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of the Stock Collateral by laws affecting the offering and sale of the securities generally.

         Section 3.5 Chief Executive Office. The chief executive office of Pledgor and the office where Pledgor keeps its records concerning the Pledged Collateral is located at:


                           Magma Power Company
                           302 South 36th Street
                           Suite 400-W
                           Omaha, Nebraska 68131.

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                                    ARTICLE 4
                                    COVENANTS

         Pledgor hereby covenants and agrees from and after the date of this Agreement until the termination of this Agreement in accordance with the provisions of Section 6.3:

         Section 4.1 Sale of Pledged Collateral. Pledgor shall not sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral; provided, however, that Pledgor shall be permitted to sell or otherwise dispose of the Pledged Collateral if such sale or other disposition is contemplated by the other Financing Documents.

         Section 4.2 No Other Liens. Pledgor shall not create, incur or permit to exist, shall defend the Pledged Collateral against and shall take such other action as is necessary to remove, any Lien or claim on or to the Pledged Collateral (other than Permitted Liens), and shall defend the right, title and interest of the Collateral Agent in and to any of the Pledged Collateral against the claims and demands of all Persons whomsoever.

         Section 4.3 Issuance of Shares. Pledgor agrees that it will cause the Pledged Company not to issue to Pledgor any shares of stock or other securities in addition to or in substitution for the Pledged Shares, except (i) if pledged to the Collateral Agent hereunder or (ii) with the written consent of the Collateral Agent.

         Section 4.4 Chief Executive Office. Pledgor shall not establish a new location for its chief executive office or change its name until (i) it have given to the Collateral Agent not less than thirty (30) days prior written notice of their intention to do so, clearly describing such new location or specifying such new name, as the case may be, and (ii) with respect to such new location or such new name, as the case may be, it shall have taken all action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Pledged Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

         Section 4.5 Supplements; Further Assurances, etc. Pledgor shall at any time and from time to time, at the expense of Pledgor, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to

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enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

         Section 4.6 Stock Certificates. Pledgor shall deliver all certificates or other documents representing the Pledged Collateral to the Collateral Agent with all necessary stock transfer or other powers duly indorsed in blank. In the event Pledgor obtains possession of any other stock certificates, or other securities or instruments forming a part of the Pledged Collateral, Pledgor shall promptly deliver same to the Collateral Agent together with all necessary stock transfer or other powers duly indorsed in blank. Prior to any such delivery, any Pledged Collateral in Pledgor's possession shall be held by Pledgor in trust for the Collateral Agent.

         Section 4.7 Records; Statements and Schedules. Pledgor shall keep and maintain, at its own cost and expense, records of the Pledged Collateral, including, but not limited to, records of all payments received with respect thereto, and Pledgor shall make the same available to the Collateral Agent for inspection at Pledgor's chief executive office, at Pledgor's own cost and expense, at any and all times upon reasonable prior notice and at reasonable times. Pledgor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

         Section 4.8 Bankruptcy. Pledgor shall not authorize or permit the Pledged Company to (a) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Pledged Company or the Pledged Company's debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Pledged Company or any substantial part of the Pledged Company's property, (b) to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Pledged Company or
(c) make a general assignment for the benefit of the Pledged Company's creditors. Pledgor shall not commence or join with any other Person (other than the Collateral Agent) in commencing any proceeding against the Pledged Company under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

                                    ARTICLE 5
                  EXERCISE OF REMEDIES UPON AN EVENT OF DEFAULT

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         Section 5.1 Remedies Generally. If an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code in effect from time to time in any relevant jurisdiction and all other rights and remedies available at law or in equity.

         Section 5.2 Sale of Pledged Collateral. (a) Without limiting the generality of Section 5.1, the Collateral Agent may in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale or at any of the Collateral Agent's Office or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may reasonably deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral at any such sale. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent agrees to provide at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made and Pledgor agrees that such ten (10) days' notice to Pledgor shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Assuming that such sales are made in compliance with federal and state securities Laws and the Uniform Commercial Code, the Collateral Agent shall incur no liability as a result of the sale of the Pledged Collateral, or any part thereof, at any public or private sale. Pledgor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale, if commercially reasonable, was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

            (b) Pledgor recognizes that the Collateral Agent may elect in its sole discretion to sell all or any part of the Stock Collateral to one or more purchasers in privately negotiated transactions in which the purchasers will be obligated to agree,

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

among other things, to acquire the Stock Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act")), and Pledgor and the Collateral Agent agree that such private sales shall be made in a commercially reasonable manner and that the Collateral Agent has no obligation to engage in public sales and no obligation to delay sale of any Stock Collateral to permit the issuer thereof to register the Stock Collateral for a form of public sale requiring registration under the Securities Act. If the Collateral Agent determines to exercise its right to sell any or all of the Stock Collateral, upon written request, Pledgor shall, from time to time, furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of shares and other instruments included in the Stock Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

         Section 5.3 Purchase of Pledged Collateral. Any purchaser of all or any part of the Pledged Collateral shall, upon any such purchase, acquire good title to the Pledged Collateral so purchased, free of the security interests created by this Agreement.

         Section 5.4 Application of Proceeds. (a) The Collateral Agent shall apply any proceeds from time to time held by it and the net proceeds of any collection, recovery, receipt, appropriation, realization or sale with respect to the Pledged Collateral in accordance with the relevant provisions of the Intercreditor Agreement. For avoidance of doubt, it is understood that Pledgor shall remain liable to the extent of any deficiency between the amount of proceeds of the Pledged Collateral and the aggregated amount of the Secured Obligations.

         Section 5.5 Expenses. Pledgor shall upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, and any transfer taxes, in each case payable upon sale of the Pledged Collateral, which the Collateral Agent may incur in connection with (a) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Pledged Collateral pursuant to the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (b) the failure by Pledgor to perform or observe any of the provisions hereof, together with interest thereon from the date of demand at the rate per annum equal to the

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Default Rate. Any amount payable by Pledgor pursuant to this Section 5.5 shall be payable on demand and shall constitute Secured Obligations secured hereby.

                                    ARTICLE 6
                            MISCELLANEOUS PROVISIONS

         Section 6.1 Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto shall be deemed to have been duly given when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answerback received, or, in the case of telecopy notice, when sent, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified below its signature hereto or to such other address as may be designated by any party in a written notice to the other parties hereto.

         Section 6.2 Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral until the release thereof pursuant to Section 6.3.

         Section 6.3 Release. Upon the indefeasible payment in full of the Secured Obligations in cash or cash equivalents, the Collateral Agent, upon the request, and at the expense, of Pledgor, shall execute and deliver all such documentation necessary to release the security interest created pursuant to this Agreement.

         Section 6.4 Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Collateral Agent or any other Secured Party hereunder or pursuant hereto is rescinded or must otherwise be restored or returned by the Collateral Agent or such Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor or the Pledged Company or upon the appointment of any intervenor or conservator of, or trustee or similar official for, Pledgor or the Pledged Company or any substantial part of Pledgor's or the Pledged Company's assets, or upon the entry of an order by any court avoiding the payment of such amount, or otherwise, all as though such payments had not been made.

         Section 6.5 Independent Security. The security provided for in this Agreement shall be in addition to and shall be independent of every other security which the Secured Parties may at any time hold for any of the Secured Obligations hereby secured, whether or not under the Security Documents. The execution of any other Security Document shall not modify or supersede the security interest or any rights or obligations contained in this Agreement and shall not in any way affect, impair or invalidate the effectiveness and validity of this Agreement or any term or condition hereof. Pledgor hereby waives their right to plead or claim in any court that the execution of any other Security Document is a cause for extinguishing, invalidating, impairing or modifying the effectiveness and validity of this Agreement or any term or condition contained herein. The Collateral Agent shall be at liberty to accept further security from Pledgor or from any third party and/or release such security without notifying Pledgor and without affecting in any way the obligations of Pledgor under the Security Documents or the other Financing Documents. The Collateral Agent shall determine if any security conferred upon the Secured Parties under the Security Documents shall be enforced by the Collateral Agent, as well as the sequence of securities to be so enforced. Notwithstanding the foregoing, this Agreement is subject to the Intercreditor Agreement.

         Section 6.6 Amendments. No waiver, amendment, modification or termination of any provision of this Agreement, or consent to any departure by Pledgor therefrom, shall in any event be effective without the prior written consent of the Collateral Agent and none of the Pledged Collateral shall be released without the written consent of the Collateral Agent. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 6.7 Successors and Assigns. This Agreement shall be binding upon Pledgor and its successors and assigns and shall inure to the benefit of the Collateral Agent and the other Secured Parties and its successors and assigns. Pledgor may not assign or otherwise transfer any of their respective rights or obligations under this Agreement without the written consent of the Collateral Agent.

         Section 6.8 Third Party Beneficiaries. The agreements of the parties hereto are intended to benefit the Secured Parties and their respective successors and assigns.

         Section 6.9 Survival. All agreements, statements, representations and warranties made by Pledgor herein or in any certificate or other instrument delivered by Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the execution and delivery of this Agreement and the other Financing Documents until termination thereof or the indefeasible payment in full in cash or cash equivalents of all of the Secured Obligations regardless of any investigation made by the Collateral Agent or the other Secured Parties or made on their behalf.

         Section 6.10 No Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Agent in exercising any right, power or privilege hereunder and no course of dealing between Pledgor and the Collateral Agent shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

         Section 6.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         Section 6.12 Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         Section 6.13 Severability. In case any provision contained in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         Section 6.14 Governing Law; Submission to Jurisdiction and Venue; Waiver of Jury Trial. (a) THIS AGREEMENT IS A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

            (b) Any legal action or proceeding against Pledgor with respect to this Agreement may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, Pledgor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Pledgor agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon Pledgor and may be enforced in any other jurisdiction by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. Pledgor hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its designee, appointee and agent to receive and accept for and on its behalf service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, Pledgor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Collateral Agent. Pledgor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Pledgor at its address referred to in Section 6.1, such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Pledgor in any other jurisdiction.

            (c) Pledgor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Financing Document brought in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (d) WITH REGARD TO THIS AGREEMENT, PLEDGOR AND THE COLLATERAL AGENT HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY.

         Section 6.15 Entire Agreement. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

         Section 6.16 Non-Recourse. Notwithstanding any other provision hereof, the Collateral Agent agrees that its only remedy hereunder shall be to proceed against the Collateral and that there shall be no recourse hereunder against the Pledgor, its shareholders, officers, directors or employees.

            IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

                                   MAGMA POWER COMPANY

                                   By: /s/ Steven A. McArthur
                                      --------------------------------
                                      Name:  Steven A. McArthur
                                      Title: Executive Vice President

                                   Address for Notices:
                                   --------------------
                                   Magma Power Company
                                   302 South 36th Street
                                   Suite 400
                                   Omaha, Nebraska 68131


                                   CHASE MANHATTAN BANK AND TRUST
                                   COMPANY, NATIONAL ASSOCIATION,
                                   as Collateral Agent

                                   By: /s/ Rose T. Maravilla
                                      --------------------------------
                                      Name:  R.T. Maravilla
                                      Title: Assistant Vice President

                                   Address for Notices:
                                   --------------------
                                   101 California Street, #2725
                                   San Francisco, California 94111






Signature Page to Pledge Agreement (SSPC Stock)

                                   SCHEDULE I

                                 PLEDGED SHARES
                                 --------------

         99% of the shares of capital stock of Salton Sea Power Company, a Nevada corporation.